Exhibit 10.8

THE MANITOWOC FOODSERVICE

DEFERRED COMPENSATION PLAN

Amended and Restated Through March 4, 2016

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ARTICLE 1

PURPOSE AND EFFECTIVE DATE

Section 1.1 Purpose.

The purpose of The Manitowoc Foodservice Deferred Compensation Plan (the “Plan”) is to promote the best interests of Manitowoc Foodservice, Inc. (the “Company”) and its subsidiaries and affiliates and the stockholders of the Company by: (1) attracting and retaining well-qualified persons for service as non-employee directors of the Company and promoting identity of interest between directors and stockholders of the Company; and (2) attracting and retaining key management employees possessing a strong interest in the successful operation of the Company and its subsidiaries and affiliates (collectively referred to herein as the “Employer”) and encouraging their continued loyalty, service, and counsel to the Employer. It is intended that the Plan will allow participants to elect to voluntarily to defer and convert, in the case of non-employee directors, all or a portion of their retainer and meeting fees for services as a director and, in the case of key employees, a portion of their compensation, into Employer Stock and other investments for payment upon retirement, death, disability, or designated distribution date. On and after March 4, 2016, this Plan is intended to be interpreted and administered in accordance with a certain Employee Matters Agreement entered into between the Company and The Manitowoc Company, Inc. on or about March 3, 2016 (the “Employee Matters Agreement”).

Section 1.2 Effective Date of Plan.

The effective date of the Plan (then known as The Manitowoc Company, Inc. Deferred Compensation Plan) was June 30, 1993. The effective date of this restatement is January 1, 2016, and this restatement reflects a separation of the Plan into two components: this Plan for employees and former employees of The Manitowoc Company’s Foodservice business and a corresponding plan for employees and former employees of the Company’s Cranes business. This Plan is intended for individuals who first provide services to an Employer on or after January 1, 2016 and other individuals whose account balance under The Manitowoc Company, Inc. 401(k) Retirement Plan was transferred (or whose account balance would have been transferred if such an account existed) to the Manitowoc Foodservice 401(k) Retirement Plan on or about January 1, 2016. Other individuals who provide services to The Manitowoc Company, Inc. will participate in only The Manitowoc Company, Inc. Deferred Compensation Plan rather than this Plan on and after January 1, 2016.

Section 1.3 Grandfathered Accounts and Code Section 409A.

Effective December 31, 2008, the Plan was amended and restated to reflect the requirements of Code Section 409A, the Company’s good faith compliance with Code Section 409A between October 3, 2004 and December 31, 2008 and other interim Plan amendments. All benefits that were earned and vested on or before December 31, 2004 are “grandfathered” within the meaning of IRS Notice 2005-1 and any provision in this restated Plan document that would otherwise cause such grandfathered amounts to be “materially modified” at anytime after October 3, 2004 shall be deemed amended or deleted to the extent necessary to ensure that those amounts do not become subject to Code Section 409A.

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ARTICLE 2

DEFINITIONS

The following terms have the following meanings unless the context clearly indicates otherwise:

Section 2.1 Administrator.

“Administrator” means a committee of the Board composed of not less than two directors, each of whom shall qualify as a “Non-Employee Director” within the meaning of Rule 16b-3, or such other committee or officer of the Company designated by the Board. If the Board does not designate such a committee or officer, then the Board shall serve as the Administrator. Administrator shall, for actions taken before January 1, 2016, also refer to the successor to the current Administrator.

Section 2.2 Agreement.

“Agreement” means the agreement (as approved as to form by the Administrator) entered into between the Employer and a Participant, whereby the Participant agrees to defer a portion of the Participant’s Compensation pursuant to the provisions of the Plan and the Employer agrees to make benefit payments in accordance with the terms of the Plan. An Agreement may be an “Initial Agreement” applicable to a Participant or a “Modified Agreement.” An Agreement previously entered into between the Participant and an individual Employer will continue to apply to the Company and any successor.

Section 2.3 Beneficiary.

“Beneficiary” means the person or entity designated by the Participant to be the beneficiary of the Deferred Compensation Account of the Participant. If a valid designation of Beneficiary is not in effect at the time of the death of a Participant, the estate of the Participant is deemed to be the sole Beneficiary of such Account. If a Participant dies before receiving full distribution of such Participant’s Account, any remaining distributions shall be made to the Beneficiary. If a Beneficiary dies while entitled to receive distributions from the Plan, any remaining payments shall be paid to the estate of the Beneficiary. Beneficiary designations shall be in writing, filed with the Administrator, and in such form as the Administrator may prescribe for this purpose.

Section 2.4 Board.

“Board” means the Board of Directors of the Company.

Section 2.5 Change of Control.

“Change of Control” means, for Grandfathered Accounts, the first to occur of the following:

(a) The acquisition by any person or entity, or group thereof acting in concert, of beneficial ownership of securities of the Company which, together with securities previously owned, confer upon the holder the voting power, on all matters brought to a vote of stockholders, of thirty percent (30%) or more of all the then outstanding shares of the Company.

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(b) The sale, assignment or transfer of assets (or earning power) of the Company or any subsidiary or subsidiaries, in a transaction or series of transactions, to a twenty percent (20%) stockholder (as herein defined) or any affiliate of a twenty percent (20%) stockholder, if the aggregate market value thereof exceeds fifty percent (50%) of the aggregate book value, determined by the Company in accordance with generally accepted accounting principles, of all the assets (or earning power) of the Company determined on a consolidated basis before such transaction or the first of such transactions, unless the Board approved such transaction or transactions before the date on which the twenty percent (20%) stockholder became a twenty percent (20%) stockholder. For purposes of this definition of Change of Control, a twenty percent (20%) stockholder means any person, entity, or group of persons and/or entities acting in concert, who or which, together with such stockholder, and its or their affiliates and associates, is the beneficial owner of securities of the Company which confer upon the holder the voting power, on all matters brought to a vote of stockholders, of twenty percent (20%) or more of all the then outstanding shares of the Company.

(c) The merger or consolidation of the Company (or of one or more subsidiaries of the Company, in a transaction or series of transactions, if the aggregate book value of the assets thereof exceeds fifty percent (50%) of the aggregate book value of all the assets of the Company determined on a consolidated basis before such transaction or the first of such transactions), with or into a twenty percent (20%) stockholder or any affiliate of a twenty percent (20%) stockholder, unless the Board approved such merger or consolidation before the date on which the twenty percent (20%) stockholder first became a twenty percent (20%) stockholder.

(d) The dissolution of the Company, unless the Board approved such dissolution before the date on which the twenty percent (20%) stockholder first became a twenty percent (20%) stockholder.

(e) Change in the composition of the Board after which a majority of the members thereof are not continuing directors. Continuing director, for this purpose, means (i) any member of the Board while such person is a member of the Board, who is not an acquiring person, or an affiliate or associate of an acquiring person, or a representative of an acquiring person or of any such affiliate or associate, and was a member of the Board prior to July 4, 1993, or (ii) any person who subsequently becomes a member of the Board, who is not an acquiring person, or an affiliate or associate of an acquiring person, or a representative of an acquiring person or of any such affiliate or associate, if such person’s nomination for election or election to the Board is recommended or approved by a majority of the continuing directors. As used herein, affiliate and associate shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Exchange Act.

(f) The commencement (within the meaning of Rule 14d-2 of the General Rules and Regulations under the Exchange Act) of a tender or exchange offer which, if successful, would result in a change of control of the Company.

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(g) A determination by the Board, in view of then current circumstances or impending events, that a change of control of the Company has occurred or is imminent, which determination shall be made for the specific purpose of triggering the operative provisions of the Company’s contingent employment agreements.

For Non-Grandfathered Accounts, a “Change of Control” means the first event that would be a “Change of Control” for a Grandfathered Account and which would also satisfy the requirements of Code Section 409A(a)(2)(A)(v).

The separation of The Manitowoc Company, Inc.’s Cranes and Foodservice businesses is not a Change of Control for purposes of this Plan.

Section 2.6 Company.

“Company” means Manitowoc Foodservice, Inc., a Delaware corporation headquartered in Florida. Where appropriate, “Company” shall also refer to Manitowoc FSG U.S. Holding, LLC and/or The Manitowoc Company, Inc. each of which previously sponsored this Plan and for which prior service is recognized consistent with the Employee Matters Agreement. Company shall also refer to any future successor

Section 2.7 Code.

“Code” means the Internal Revenue Code of 1986, as interpreted by regulations and rulings issued pursuant thereto, all as amended and in effect from time to time.

Section 2.8 Compensation.

“Compensation” means (i) for non-employee director Participants, the Retainer Fee and (ii) for key employee Participants, “Compensation” has the same meaning as “Plan Compensation,” used for purposes of making allocations under the Manitowoc Foodservice 401(k) Retirement Plan and incorporated herein by this reference, without regard to the dollar limits applied to that definition by Code Section 401(a)(17), and without regard to whether such Participants are eligible to participate in the Manitowoc Foodservice 401(k) Retirement Plan.

Section 2.9 Date.

“Date” means the date an Initial Agreement, a Modified Agreement, or a Form is received by the Administrator.

Section 2.10 Deferred Compensation Account; Account; Sub-Account.

“Deferred Compensation Account” generally refers to a Participant’s entire interest in the Plan. “Account” generally refers to a Participant’s entire interest in Program A and Program B, separately. “Sub-Account” means the separate accounts maintained under Program B.

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Section 2.11 Disability.

“Disability” means: (a) for Grandfathered Accounts, a disability as set forth in Code Section 22(e)(3); and (b) for Non-Grandfathered Accounts, a situation that would allow a distribution under Code Section 409A(a)(2)(A)(ii). Code Sections 409A(a)(2)(A)(ii) and 409A(a)(2)(C) provide that a Participant shall be considered “disabled” only when he or she: (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Employer.

Section 2.12 Distribution Date.

“Distribution Date” means the date designated by a Participant in the Participant’s Distribution Election Form for the commencement of payment of amounts credited to the Participant’s Accounts.

Section 2.13 Employer.

“Employer” means the Company and each subsidiary and affiliate of the Company which adopts this Plan and any successor thereto.

Section 2.14 Employer Contribution.

“Employer Contribution” means the amount of contribution which may be made each year on behalf of key employee Participants, as described in Article 7.

Section 2.15 Employer Stock

“Employer Stock” means common stock, $.01 par value, of the Company, provided that “Employer Stock” shall also refer to common stock,$.01 par value, of The Manitowoc Company, Inc. that was assumed by this Plan as part of the separation of the Company from The Manitowoc Company, Inc. on or about March 4, 2016, and consistent with the Employee Matters Agreement.

Section 2.16 Exchange Act.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

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Section 2.18 Forms.

Each of the following, as approved by the Administrator and properly completed by the Participant, is a “Form” under the Plan:

(a) “Beneficiary Designation Form” is used to designate a Participant’s Beneficiaries. A Beneficiary Designation may, but is not required, to specify the form of payment from those available under the Plan. A Beneficiary Designation may, but is not required, to designate contingent Beneficiaries.

(b) “Distribution Election Form” is used to designate the form and timing of distributions to be made to a Participant from the Participant’s Accounts in the Plan. Separate Distribution Election Forms may be filed for a Participant’s Program A Account and Program B Account. If only one Distribution Election Form is on file with the Plan it shall apply to Accounts of the Participant in both Program A and Program B. No Distribution Election Form other than the Form filed at the commencement of Plan participation can be given effect until it has been on file with the Administrator for 12 months. For Non-Grandfathered Accounts, a new or modified Distribution Election Form must either: (i) meet one of the exemptions set forth in IRS Notice 2007-86, Notice 2006-79 or Notice 2005-1; or (ii) further delay the commencement of any amount previously deferred by a minimum of 5 additional years.

(c) “Hardship Distribution Request Form” is used to request a hardship distribution of amounts credited to a Participant’s Accounts. Hardship distributions shall be drawn from Program B and then Program A Accounts, in that order.

(d) “New Investment Direction Form” is used to change investment directions prospectively under the Plan as to new deferral amounts.

(e) “Investment Transfer Form” is used to transfer funds from one Program B Sub-Account to another. Investment Transfer Forms cannot be used in Program A after March 31, 2002.

Section 2.19 Grandfathered Account.

“Grandfathered Account” refers to all or any part of a Participant’s Account that was earned and fully vested as of December 31, 2004. If, at any time, this Plan, any Agreement, any Form or any other administrative policy is amended or interpreted to cause a “material modification” that would cause a Grandfathered Account to be subject to Code Section 409A, such amendment, interpretation or change shall be deemed amended or modified to the extent that no Grandfathered Amount will be subject to Code Section 409A. If necessary to avoid the application of Code Section 409A or to provide guidance as the result of the application of the preceding provisions, the terms of the Plan, as in effect on October 3, 2004, shall apply to all Grandfathered Accounts.

Section 2.21 Non-Grandfathered Account.

“Non-Grandfathered Account” refers to all or any part of a Participant’s Account that was not earned and fully vested as of December 31, 2004. Non-Grandfathered Accounts are

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subject to Code Section 409A and the provisions of this Plan shall be interpreted and applied with the intent to ensure that no benefits are subject to taxation before the date when such benefits are paid to a Participant or Beneficiary. Nothing in this Plan, any Agreement, any Form or related document shall be construed or interpreted as a guarantee of any particular tax consequences.

Section 2.22 Participant.

“Participant” means any non-employee member of the Board, any eligible employee of an Employer who has executed an Agreement and any “Transferred Employee,” as defined under the Employee Matters Agreement (“Transferred Employee”). Key employee status for a Plan Year is determined as of the last day of the immediately preceding Plan Year, or, as to newly-hired employees in their first year of employment, at time of hire based on current base rate of pay. Key employees, for all Plan purposes, include only elected officers of the Company and other “highly compensated employees.” For purposes of this Section, “highly compensated employees” means any employee of an Employer who has been employed by one or more Employer(s) (including, for this purpose, The Manitowoc Company, Inc. and its affiliates prior to the Spin-Off) for at least one year at a salary grade of 210 or higher (or equivalent salary grade of the Company) and who continues to be employed by an Employer at such a salary grade on the last day of the preceding Plan Year. A Participant who ceases to be a non-employee director or a key employee shall cease making deferrals as of the first day of the Plan Year following such loss of eligibility, but shall remain an inactive Participant until all amounts due such person under the Plan have been distributed in full.

Section 2.23 Plan Year.

“Plan Year” means the fiscal year of the Company.

Section 2.24 Program A.

“Program A,” is deemed to be solely invested in Employer Stock issued by the Company (“Foodservice Stock”); provided that, solely to the extent that Transferred Participants had accounts in Program A in the ParentCo Plan prior to the Spin-Off, such pre-Spin-Off accounts shall be deemed to be invested a combination of Foodservice Stock and shares of the common stock of The Manitowoc Company, Inc. (“ParentCo Stock”) due to the conversion described in Article VI of the Employee Matters Agreement. Any dividends paid on shares of Foodservice Stock or ParentCo Stock deemed to be held under Program A are deemed to be reinvested in Foodservice Stock or ParentCo Stock, as applicable, under Program A, in accordance with rules and procedures established by the Administrator. There are no investment options in Program A. The funds in Program A cannot be transferred at any time to Program B. All distributions under the Plan from Program A relating to Foodservice Stock units must be made in Foodservice Stock, except fractional shares may be paid in cash. Any Foodservice Stock or ParentCo Stock that may be held in trust pursuant to the Plan in connection with Program A will be held in a trust or sub-trust that is separate from any trust or sub-trust that may hold assets pursuant to the Plan in connection with Program B.

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Section 2.25 Program B.

“Program B,” is deemed to consist of Sub-Accounts, each of which is deemed to be invested in a designated mutual fund. Any dividends paid on such mutual funds shall be deemed to be reinvested in the applicable Sub-Account. Neither Foodservice Stock nor ParentCo Stock is an investment option in Program B. Funds deemed to be invested pursuant to Program B cannot be transferred at any time to Program A. All distributions from Program B must be made in cash. Any assets that may be held in trust pursuant to the Plan in connection with Program B will be held in a trust that is completely separate from any trust that may hold assets pursuant to the Plan in connection with Program A.

Section 2.26 Retainer Fee.

“Retainer Fee” means those fees paid by the Company to non-employee directors for services rendered on the Board or any committee of the Board, including attendance fees and fees for serving as committee chair. Any Retainer Fee payable for services during a month is deemed to accrue to the non-employee director on the first day of such month for Plan purposes.

Section 2.27 Rule 16b-3.

“Rule 16b-3” means Rule 16b-3 of the General Rules and Regulations under the Exchange Act as promulgated by the Securities Exchange Commission or its successor, as amended and in effect from time to time.

Section 2.28 Separation.

“Separation” means a “separation from service” within the meaning of Code Section 409A(2)(A)(i).

Section 2.29 Transferred Participant.

“Transferred Participant” shall mean each Manitowoc Foodservice Deferred Compensation Beneficiary as defined in the Employee Matters Agreement between The Manitowoc Company, Inc. and the Company.

ARTICLE 3

AGREEMENTS AND ELECTIONS TO DEFER

Section 3.1 Initial Deferrals.

Each new non-employee director and new key employee shall be entitled to defer Compensation accruing on and after the first day of the month following such person’s Initial Agreement Date, provided such Initial Agreement Date is not more than thirty (30) days after the Date such person initially becomes eligible under the Plan. Thereafter, such persons shall be eligible to commence deferrals only with respect to compensation that is earned, in whole or in part, as of the first day of any subsequent Plan Year, provided their Initial Agreement Date is before such date. Notwithstanding the preceding limitation, Participants were allowed to revoke and modify their existing elections for Non-Grandfathered Benefits between October 3, 2004 and

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December 31, 2008, in accordance with transitional guidance issued by the Internal Revenue Service, including IRS Notice 2005-1, Notice 2006-79, Notice 2007-86 and the proposed regulations issued under Code Section 409A. For Plan Years beginning after December 31, 2006, Participants may make a separate election with respect to such performance-based compensation until 6 months before the end of the measurement period for such compensation. For purposes of this provision, performance-based compensations has the meaning provided in Code Section 409A(a)(4)(B)(iii).

Section 3.2 Termination of Employment, Service or Status and Reinstatement.

A Participant has no further right to defer Compensation under the Plan after termination of service to the Company as a non-employee director, or after termination of employment in the case of all other Participants, or, if earlier, upon receipt of written notice from the Administrator of revocation of an employee’s status as a key employee. Such revocations by the Administrator are effective only upon the first day of the Plan Year following the date that the employee is provided such written notice. If a Participant terminates service with the Employer and subsequently returns to service, the Participant shall be treated as a new employee (or director if applicable) for all Plan purposes.

Section 3.3 Deferral Percentages and Limitations.

A non-employee director Participant may make a deferral election with respect to all or part of the non-employee director Participant’s Compensation, in increments of five percent (5%). A key employee Participant may make separate deferral elections, in whole percentages, with respect to regular pay and incentive bonuses. Deferral elections shall not exceed forty percent (40%) of regular pay for any Plan Year and deferral elections with regard to incentive bonuses are not subject to a percentage maximum; provided, however, that the maximum amount of Compensation of a key employee Participant for any Plan Year which may be considered for purposes of determining the Employer contribution authorized by Section 7.1 shall not exceed twenty-five percent (25%) for any Plan Year. Deferral elections remain in effect from year to year until modified or revoked in accordance with Plan rules.

Section 3.4 Necessary Election Information and Documentation.

Each Participant shall provide as a part of an Initial Agreement, and in a Modified Agreement, as necessary, supplemented by appropriate Forms, the following information:

(a) the percentage of Compensation to be deferred;

(b) the percentage of deferred Compensation to be directed to Program A (the Employer Stock Program) or Program B (the Diversified Investment Program);

(c) the Program B Sub-Accounts to which deferred amounts are to be allocated;

(d) the Distribution Date;

(e) whether distributions are to be in a lump sum, in installments, or a combination thereof; and

(f) the Participant’s Beneficiaries.

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Persons subject to Section 16 of the Exchange Act shall be afforded a further opportunity to determine in advance whether applicable withholding requirements on amounts distributed from Program A are to be satisfied by an Employer through withholding of shares of Employer Stock or whether the Participant will provide cash from other sources for this purpose.

Section 3.5 Increasing Deferral Elections.

A Participant may increase the deferral amount specified in the Participant’s Initial Agreement by completing and executing a Modified Agreement and submitting it to the Administrator. Such Modified Agreement shall be effective with respect to Compensation accruing on and after the first day of the Plan Year beginning after the Date of the Modified Agreement. For Plan Years beginning on or after 2007, Participants may make a separate election with respect to such performance-based compensation until 6 months before the end of the measurement period for such compensation. For purposes of this provision, performance-based compensations has the meaning provided in Code Section 409A(a)(4)(B)(iii).

Section 3.6 Reducing or Revoking Deferral Elections.

A Participant may reduce, or completely revoke, such Participant’s deferral election by completing and executing a Modified Agreement and submitting it to the Administrator. Such Modified Agreement shall be effective with respect to Compensation accruing on and after the first day of the Plan Year beginning after the Date of the Modified Agreement; provided, however, that the effective date of such an election shall be the first day of the month following the Date of the Modified Agreement if the Participant establishes to the Administrator that the reason for the reduction/revocation constitutes an “unforeseeable emergency” within the meaning of Code Section 409A(a)(2)(A)(vi). Further, to the extent permitted under Internal Revenue Service Notice 2005-1, an election to reduce or completely revoke a pre-2005 deferral election shall become effective as soon as administratively feasible. In the event that the Administrator allows a Participant to reduce or cease making deferral contributions under the Plan other than on the first day of a Plan Year, the Participant shall forfeit any Employer Contributions to which the Participant’s Account would otherwise be entitled for the Plan Year in which such reduction or revocation occurred. For Plan Years beginning on or after 2007, Participants may make a separate election with respect to such performance-based compensation until 6 months before the end of the measurement period for such compensation. For purposes of this provision, performance-based compensations has the meaning provided in Code Section 409A(a)(4)(B)(iii).

Section 3.7 Change of Beneficiary.

A Participant shall be permitted at any time to modify the Participant’s Beneficiary Designation Form.

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ARTICLE 4

INVESTMENT DIRECTIONS

Section 4.1 New Investment Direction Form.

In connection with an Initial Agreement and thereafter, from time to time as determined by the Participant (or a Beneficiary after the Participant’s death), in accordance with Administrator rules, each Participant shall file a New Investment Direction Form applicable to new deferral amounts to be credited to the Participant’s Program B Account. Such instructions shall be effective on the first day of the month following the new Investment Direction Form Date.

Section 4.2 Sub-Account Transfers.

A Participant (or a Beneficiary after the Participant’s death) may transfer to one or more different Sub-Accounts in Program B all or a part (not less than ten percent (10%)) of the amounts credited to the Participant in other Program B Sub-Accounts by completing and executing an Investment Transfer Form and submitting it to the Administrator. Such transfers among Program B Sub-Accounts shall become effective on the first day of the calendar month following the Investment Transfer Form Date.

Section 4.3 No Transfers Out of Program A After March 31, 2002.

Effective March 31, 2002, transfers into or out of Accounts in Program A are not permitted.

ARTICLE 5

DISTRIBUTIONS

Section 5.1 Distribution Forms.

Each Distribution Election Form shall designate the Distribution Date applicable to the Participant’s Account governed by the election, and whether distributions are to be made in a lump sum, in installments, or in a combination thereof. Each installment in a series of installment distributions from a Non-Grandfathered Account shall be treated as a separate individual distribution for purposes of applying the change in distribution provisions set forth in this Plan and under Code Section 409A. Distribution Election Forms are to be completed at the time a Participant completes the Participant’s Initial Agreement and may be modified thereafter, as the Participant may elect. Modified Distribution Election Forms for Grandfathered Accounts must be filed with the Administrator not less than 12 months before the modification can be permitted to be effective and modifications by insiders must be approved in advance by the Administrator; modified Distribution Election Forms for Non-Grandfathered Accounts that apply to distributions made for any reason other than death, Disability or an “unforeseeable emergency” must also provide that the new distribution date will be at least 5 years after the date when the distribution would have been made under the prior Distribution Election Form. Separate Distribution Election Forms may be filed for each Program A Account and Program B Account. If only one Distribution Election Form is on file with the Plan it shall apply to Accounts of the Participant in both Program A and Program B.

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Section 5.2 Distribution Dates.

A Participant may designate as a Distribution Date the first day of the calendar month following the date of the Participant’s death; the first day of the calendar month following the date of the Participant’s Disability; the first day of the calendar month following the date of termination of the Participant’s service as a member of the Board if the Participant is a non-employee director; or, if the Participant is an employee of an Employer, the first day of the calendar month following the date of termination of the Participant’s employment with the Employer; the first day of any calendar month specified by the Participant; or the earliest to occur of these dates. For purposes of Non-Grandfathered Accounts: (a) a distribution may only commence as a result of a termination of employment or service if such termination is also a Separation, as defined above; and (b) to the extent that the Participant is a “key employee,” as defined in Code Section 416(i), a distribution from any Non-Grandfathered Account that is made as a result of a Separation may not commence until at least 6 months after such Separation.

Section 5.3 Distribution Forms.

A Participant shall direct whether distributions from an Account are to be made in a lump sum, in no more than 180 monthly, 60 quarterly, or 15 annual installments. Each installment is determined by dividing the applicable Account balance by the number of remaining payments. Each installment in a series of installment distributions from a Non-Grandfathered Account shall be treated as a separate individual distribution for purposes of applying the change in distribution provisions set forth in this Plan and under Code Section 409A. If a Participant receives a distribution on an installment basis, amounts remaining in that Account before payment in full is completed shall continue to accrue earnings and incur losses in accordance with the terms of the Plan. Except as provided in Section 5.4, all distributions shall be made to the Participant. Installment payments shall be made pro rata from each Account (including any Sub-Accounts) holding assets subject to the installment method of payment. Separate payment method elections for Sub-Accounts in Program B are not permitted. The Administrator may determine minimum amounts applicable to any periodic payment method to facilitate convenient administration of the Plan.

Section 5.4 Distributions After Death.

If the Distribution Date is the first day of the month following the Participant’s death or a fixed date which in fact occurs after the Participant’s death or if at the time of death the Participant was receiving distributions in installments, the balance remaining in the Participant’s Account shall be payable to the Participant’s Beneficiary. All distributions to Beneficiaries shall be in a lump sum except when the Distribution Date is the first day of the month following the Participant’s death and the Beneficiary Designation specifies installment payments to the Beneficiary.

Section 5.5 Distributions of Employer Stock.

All distributions from Program A shall be made in those shares of Employer Stock held in a Participant’s Program A account, except that fractional shares may be paid in cash. All distributions from Program B shall be made in cash. Any brokerage commissions or transaction fees applicable to the sale of shares of Employer Stock distributed from Program A are the responsibility of the recipient of the distribution.

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Section 5.6 Hardship.

Notwithstanding the foregoing, a Participant (or Beneficiary after the death of the Participant) may request an extraordinary distribution of all or part of the amount credited to the Participant’s Account because of hardship. A distribution from a Grandfathered Account shall be deemed to be because of hardship if such distribution is necessary due to unanticipated events beyond the control of the Participant (or Beneficiary) that would result in severe financial hardship to the Participant (or Beneficiary) if the extraordinary distribution is not permitted. Any request by an insider for a hardship distribution must be approved in advance by the Administrator. A distribution from a Non-Grandfathered Account shall be deemed to be because of hardship only if the circumstances also constitute an “unforeseeable emergency” within the meaning of Code Section 409A(a)(2)(A)(vi). In accordance with Code Section 409A(a)(2)(B)(ii), such an unforeseeable emergency exists if the Participant suffers a severe financial hardship resulting from: (a) an illness or accident of the Participant, the Participant’s spouse or the Participant’s dependent (as defined in Code Section 152(a)); (b) the Participant’s loss of property due to casualty; or (c) other similar extraordinary and unforeseeable circumstances arising from events beyond the control of the Participant. Any hardship distribution from a Non-Grandfathered Account may not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship may is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent that the liquidation of such assets would not itself cause severe financial hardship).

Section 5.7 Exchange Act Compliance.

The Administrator may adopt any additional rules and modify existing rules and procedures, as necessary, to assure compliance with the insider trading liability rules under Section 16 of the Exchange Act, as in effect from time to time.

Section 5.8 Change of Control.

Any remaining balance in a Participant’s Account shall be distributed in a single lump sum amount to the Participant, or the Participant’s Beneficiary if applicable, upon the occurrence of a Change in Control of the Company. Such distribution shall occur not later than thirty (30) days following the date on which the Change in Control of the Company occurred and shall include the accelerated distribution of any installment payments otherwise to be paid.

ARTICLE 6

ACCOUNTS

Section 6.1 Participant Program A and Program B Accounts.

The Employer shall establish Accounts under Program A and Program B for each Participant having an interest in each Program. Accounts in Program B shall be divided into

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Sub-Accounts for each Participant as indicated by the Participant’s investment directions in effect from time to time. The Employer shall credit to each Account and applicable Sub-Accounts, any amounts deferred by a Participant under the Plan, including for key employees any Employer Contribution allocable to the Participant’s Account under Section 7.1. Such credits for deferred Compensation are to be made within a reasonable time (not to exceed thirty (30) days) following the time that the deferred Compensation, but for the Participant’s deferral election, would otherwise have been paid or made available to the Participant. The credits for Employer Contributions, if any, shall be made as provided in Section 7.1. The Employer shall deduct amounts it is required to withhold on the deferred Compensation at the time it is credited to a Participant’s Account, under any state, federal, or local law for payroll or other taxes or charges, from the Participant’s Compensation which is not deferred, to the maximum extent possible, before reducing the amount of the Participant’s deferrals.

Section 6.2 Immediate Vesting.

The Accounts of Participants in the Plan are immediately vested and non-forfeitable.

Section 6.3 Account Investments.

Accounts, including Sub-Accounts, established for Participants shall be deemed to be fully invested at all times in the investment assigned to the Account or Sub-Account. The Employer shall separately account for credited amounts as units of the designated investment, having the value attributable to units of the designated investment at all times, taking into account reinvestment of all dividends pertaining to such investment, but without adjustment for any income tax consequences attributable to deemed Employer ownership of such investments.

Section 6.4 Participant Account Statements.

The Administrator shall provide to each Participant, not less frequently than semiannually, a statement with respect to each of the Participant’s Accounts, including Sub-Accounts, in such form as the Administrator determines to be appropriate, setting forth credited amounts added during the reporting period, any units of each designated investment attributable to each Account or Sub-Account and their current value, amounts distributed to the Participant since the last report, the current balance to the credit of such Participant in each Account and Sub-Account, and other appropriate information.

Section 6.5 Investment Options.

Program A is deemed to be invested solely in Employer Stock. Program B is divided into Sub-Accounts, each of which is deemed to be invested in a designated mutual fund. Each such Sub-Account is a separate investment option under Program B. The investment options associated with Program B that are currently available are set forth in the Summary Plan Information that is provided to each Participant. The Administrator shall, from time to time, review the investment options available under Program B and may on a prospective basis, eliminate, modify, or otherwise change such investment options.

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ARTICLE 7

EMPLOYER CONTRIBUTIONS

Section 7.1 Amount of Employer Contributions.

The Employer shall credit to the Accounts of key employee Participants, in accordance with their investment directions on file with the Plan, an Employer Contribution equal to the amount of deferred compensation of a key employee for a Plan Year multiplied by the rate, determined as a percentage of eligible compensation, of fixed and variable profit sharing contributions, if any, that the Participant has received from the Participant’s Employer for the Plan Year under the Manitowoc Foodservice 401(k) Retirement Plan, subject to the restrictions of Section 3.3 and Section 3.6. If the Participant is not a participant in the Manitowoc Foodservice (401(k) Retirement Plan, the amount of Employer contribution made on behalf of the Participant shall be determined in a similar manner but with regard to the qualified defined contribution retirement program in which the Participant does participate, as determined by the Administrator. Effective as of January 1, 2005, the Employer also reserves the right to make such additional contributions as it deems necessary or advisable to compensate any Participant who is adversely and unexpectedly affected by any forfeitures, adjustments or other limitations under any qualified retirement plan(s) maintained by the Employer. Such contributions are wholly within the discretion of the Employer and need not be made on a uniform or consistent basis.

Section 7.2 Crediting Employer Contributions.

Such Employer Contribution, if any, shall be credited to the Account of the eligible Participant within a reasonable time (not to exceed thirty (30) days) following the time the Employer deposits its similar contributions to the Manitowoc Foodservice 401(k) Retirement Plan.

ARTICLE 8

EMPLOYER STOCK

Section 8.1 Employer Stock Allocation and Adjustment.

The amount of Employer Stock which may be allocated to Participants’ Accounts under the Plan is determined by the amount of Compensation deferred under the Plan and the investment directions provided by Participants. In the event of any merger, share exchange, reorganization, consolidation, recapitalization, stock dividend, stock split or other change in corporate structure affecting Employer Stock, appropriate adjustments shall be made to the units credited to Program A for each Participant, except that any such adjustments to units credited to Program A for each Participant subject to Section 16 shall be only such as is necessary to maintain the proportionate interest of such Participant and preserve, without exceeding, the value reflected by such Participant’s Program A Account.

Section 8.2 Employer Stock Value.

Plan record keeping pertaining to Employer Stock shall be based on the fair market value of Employer Stock. Fair market value per share of Employer Stock on any given date is defined

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for Plan purposes as the value, as determined by the Administrator, at which shares were traded on that date in representative trades reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on The New York Stock Exchange on such date or, if no Employer Stock is traded on such date, the most recent date on which Employer Stock was traded. To the extent that Employer Stock includes ParentCo Stock, the fair market value per share of ParentCo Stock on any given date is defined for Plan purposes as the value, as determined by the Administrator, at which shares were traded on that date in representative trades reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on The New York Stock Exchange on such date or, if no ParentCo Stock is traded on such date, the most recent date on which ParentCo Stock was traded.

Section 8.3 No Stockholder Rights.

Participants shall have no rights as a stockholder pertaining to Employer Stock units credited to their Program A Accounts. No Employer Stock unit nor any right or interest of a Participant under the Plan in any Employer Stock unit may be assigned, encumbered, or transferred, except by will or the laws of descent and distribution. The rights of a Participant hereunder with respect to any Employer Stock unit are exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.

Section 8.4 Employer Stock Distributions.

Any shares of Employer Stock distributed to Participants under the Plan shall be subject to such stock transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Company, any stock exchange upon which Employer Stock is then listed and any applicable Federal, state or foreign securities law, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

ARTICLE 9

GENERAL PROVISIONS

Section 9.1 Administration and Administrator Authority

The Administrator shall administer and interpret the Plan, and supervise preparation of Agreements, forms, and any amendments thereto. Interpretation of the Plan shall be within the sole discretion of the Administrator and shall be final and binding upon each Participant and Beneficiary. The Administrator may adopt and modify rules and regulations relating to the Plan as it deems necessary or advisable for the administration of the Plan. If the Administrator shall also be a Participant or Beneficiary, any determinations affecting such person’s participation in the Plan which would otherwise be made by the Administrator shall be made by the Board or its delegate for this purpose. If at any time the Administrator is not composed of at least two “Non-Employee Directors” within the meaning of Rule 16b-3, then all determinations affecting participation by persons subject to Section 16 of the Exchange Act shall be made by the Board. Headings are given to the sections of the Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any

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amendment to or successor of such provision of law. With regard to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. The Plan shall be construed so that transactions under the Plan will be exempt from Section 16 of the Exchange Act pursuant to regulations and interpretations issued from time to time by the Securities and Exchange Commission.

Section 9.2 General Creditor Status, No Assignment and Exercise of Rights.

The right of the Participant or the Participant’s Beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Company or any Employer and neither the Participant nor any Beneficiary shall have any rights in or against any amount credited to the Participant’s Account or any other specific assets of the Company or any Employer. The right of a Participant or Beneficiary to the payment of benefits under this Plan shall not be assigned, encumbered, or transferred, except by will or the laws of descent and distribution. The rights of a Participant hereunder are exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.

Section 9.3 Unfunded Plan.

This Plan is unfunded and is maintained by Employers primarily for the purpose of providing deferred compensation for non-employee directors of the Company and a select group of management and highly compensated employees. Nothing contained in this Plan and no action taken pursuant to its terms shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company or any Employer and any Participant or Beneficiary, or any other person. The Employers may authorize the creation of one or more trusts or other arrangements to assist the Employers in meeting the obligations created under the Plan. Any liability to any person with respect to the Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan. No obligation of an Employer hereunder shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company or any Employer.

Section 9.4 Payment and Withholding of Taxes.

No later than the date as of which an amount first becomes includible in the gross income of the Participant for Federal income tax purposes with respect to any participation under the Plan, the Participant shall pay to the Employer, or make arrangements satisfactory to the Employer regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount.

Section 9.5 Amendment and Termination.

There shall be no time limit on the duration of the Plan. The Board may, at any time, amend or terminate the Plan without the consent of the Participants or Beneficiaries, provided, however, that no amendment or termination may reduce any Account balance accrued on behalf of a Participant based on deferrals already made, or divest any Participant of rights to which such Participant would have been entitled if the Plan had been terminated immediately prior to the effective date of such amendment. This Section shall not, however, restrict the right of the

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Board to cause all Accounts to be distributed in the event of Plan termination, provided all Participants and Beneficiaries are treated in a uniform and nondiscriminatory manner in such event.

Section 9.6 Initial Approval.

The restated Plan will become effective on March 4, 2016. Any shares of Manitowoc Foodservice Stock to be issued under the Plan shall be issued under the Manitowoc Foodservice 2016 Omnibus Incentive Plan or a successor equity plan of the Company.

Section 9.7 Administrative Costs.

Costs of establishing and administering the Plan will be paid by the Employers in such proportion as determined by the Administrator.

Section 9.8 Limitations on “Compensation” Under the Plan.

Compensation and Employer Contributions credited to an Account hereunder shall not be considered “compensation” for the purpose of computing benefits under any qualified retirement plan maintained by an Employer, but shall be considered compensation for welfare benefit plans, such as life and disability insurance programs sponsored by the Employers.

Section 9.9 Severability.

If any of the provisions of the Plan shall be held to be invalid, or shall be determined to be inconsistent with the purpose of the Plan, the remainder of the Plan shall not be affected thereby.

Section 9.10 Binding Effect.

This Plan shall be binding upon and inure to the benefit of the Company and each Employer, their successors and assigns and the Participants and their heirs, executors, administrators, and legal representatives.

Section 9.11 Applicable Law.

This Plan shall be construed in accordance with and governed by the law of the State of Wisconsin to the extent not preempted by federal law.

Section 9.21 409A Compliance.

Notwithstanding anything to the contrary in this Plan document or any accompanying forms or related material, the Plan is, with respect to Non-Grandfathered Benefits, designed and intended to operate in compliance with the requirements set forth in Internal Revenue Code § 409A and any regulations or guidance issued thereunder. Any provisions of this Plan document, or any related material which conflict with or would be deemed to violate Internal Revenue Code § 409A shall be deemed limited, as determined by the Board in order to comply with such requirements. Notwithstanding such intentions and provisions, nothing in this Plan or

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any related document is intended to provide individual Participants or Beneficiaries with any guaranty, warranty or assurance of particular tax treatment for benefits hereunder.

IN WITNESS WHEREOF, and as evidence to the adoption of the foregoing Plan, the Company has caused the same to be executed by its duly authorized representative.

MANITOWOC FOODSERVICE, INC.

By:	/s/ Daniel Glezer
Name:	Daniel Glezer
Title:	Director of Talent, Compensation and Benefits

Date:	March 4, 2016

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